Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     I consent to the incorporation of my report dated March 25, 2005 on the financial statements of Global Aircraft Solutions as of December 31, 2004 and 2003 and for the two years then ended, which is included in this Form SB-2/A dated June 8, 2005 of Global Aircraft Solutions and to the reference to my Firm under the caption "Financial Statements" in the Form SB-2/A.



Larry O'Donnell, CPA, P.C.

June 8, 2005
Aurora, Colorado